UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2011 (September 1, 2011)

LEGEND MINING INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation	000-53832 (Commission File Number)	75-3268988 (IRS Employer Identification No.)

862 Murray Ct. Yuba City, California (Address of principal executive offices)	95991 (Zip Code)

Registrant's telephone number, including area code 858-361-4499

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 5, 2011, Mr. Robert Brooke was appointed as the Vice President of Business Development of our company.

Robert Brooke

Robert Brooke (age 31) was the founder of Genesis Biopharma, Inc. (OTCBB: GNBP), a cancer drug development company, and served as President and CEO of Genesis until February 2011.  Mr. Brooke was also the founder of Percipio Biosciences, Inc., a research diagnostics company that manufactures and distributes world-wide products related to oxidative stress research.  From 2004 to 2008, he was an analyst with Bristol Capital Advisors, LLC, investment manager to Bristol Investment Fund, Ltd. During this period he helped finance over 60 public healthcare and life science companies and Bristol was listed by The PIPEs Report as the most active investor in private placements by public biotechnology companies. Mr. Brooke earned a B.S. in Electrical Engineering from Georgia Tech in 2003 and a M.S. in Biomedical Engineering from UCLA in 2005.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

Effective as of September 1, 2011, we entered into a lease agreement with Ms. Diljit Bains, the wife of our President and CEO, Mr. Avtar Dhillon, for office and laboratory space located at 2nd floor, 5225 Carlson Rd., Yuba City, CA  95993 for a term of five years expiring on September 1, 2016 at a rental amount of $1,000 per month.

The foregoing description of the lease agreement does not purport to be complete and is qualified in its entirety by reference to the lease agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Lease Agreement, dated effective September 1, 2011, among Diljit Bains and Legend Mining Inc. (to be named Stevia First Corp.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 9, 2011

LEGEND MINING INC.
By:	/s/ Avtar Dhillon
Name:	Avtar Dhillon
Title:	President and Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page Number
99.1	Lease Agreement, dated effective September 1, 2011, among Diljit Bains and Legend Mining Inc. (to be named Stevia First Corp.)	5